EXHIBIT 3.1

                       CONSENT OF RICHARDSON & ASSOCIATES


          The undersigned law firm hereby consents to the inclusion of its report on the validity of issuance of shares of Imaging3, Inc., and to the reference to it as legal counsel for Imaging3, Inc., in the Registration Statement on Form S-8 for Imaging3, Inc. dated November 17, 2006.




/s/ Richardson & Associates
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Santa Monica, California

November 17, 2006